Exhibit 10.5

PLACEMENT AGENT AGREEMENT

This Placement Agent Agreement (“Agent Agreement”) is entered into this _25___ day of February, 2005, by and between LITTLE SQUAW GOLD MINING COMPANY, an Alaska corporation (the “Company”) and STRATA PARTNERS, LLC, a Washington limited liability company (the “Agent”).  The Company and the Agent have signed a Term Sheet dated January 14, 2005, setting forth the general terms and conditions for a private placement of units by the Agent on a best efforts basis for the Company.  The Term Sheet is attached hereto as Exhibit A.  The purpose of this Agent Agreement is to set forth the terms and conditions of the agency relationship between the Company and the Agent.

1.

Engagement of Agent.  The Company engages Strata Partners, LLC, a Washington limited liability company, as Placement Agent for the Company, with respect to the sale by the Company in a private placement transaction of 9,166,666 units of the Company to investors (the “Offering”).

2.

Description of the Offering.  The Company intends to offer to prospective investors an aggregate of Two Million Seven Hundred Fifty Thousand Dollars (U.S. $2,750,000) of its shares of Common Stock and Warrants as a Unit at U.S. $0.30 per unit.  The Units will consist of one share of common stock of the Company (“Common Shares”) and one warrant (“Warrant”) entitling the holder of the Common Shares to acquire one additional share of common stock of the Company at U.S. $0.45 per share for the period of one year from the date of issue of the Common Shares to the holder.  The exercise price for the Warrants will increase to U.S. $0.55 for the period of the second year from the date of issue and further increase to U.S. $0.75 for the period of the third year from the date of issue.  The Company reserves the right to use the closing date for the Offering or date of last sale as the “Issue Date” for the exercise periods for the Warrants.

The minimum purchase for each investor is 150,000 Units (U.S. $45,000).

The Units to be issued, and the Common Shares and Warrants comprising the Units, and the Common Shares issuable upon exercise of the Warrants (collectively, with the Warrants issuable to the Agents under Section 3.2, the “Securities”) have not been registered with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, as amended (the “1933 Act”), or with state commissions or agencies pursuant to the securities laws of the states in which offerees for the Offering may receive the Memorandum.   The Units are being sold in reliance on exemptions from the state and federal registration requirements and, when acquired, will be considered restricted securities as that term is defined in Rule 144 promulgated pursuant to the provisions of the 1933 Act.  Any certificate issued for the Units will bear a legend stating, in substance, that the Units may not be sold, assigned or transferred for value in the absence of an effective registration statement or an opinion of counsel acceptable to the Company that such registration is not required.

The Company will grant each investor the registration rights set forth in the Registration Rights Declaration attached hereto as Exhibit C (the “Registration Rights Declaration”).

The Company has the right to terminate the Offering at any time and may accept subscriptions for less than all the Units in its discretion.  The Company also reserves the right to sell Units to any person at any time.  The Offering will be more fully described in a Private Placement Memorandum (the “Memorandum”); the Company expects to complete preparation of this Memorandum on or before March 15, 2005.

3.

Agent’s Compensation.  In consideration for the services to be performed by the Agent, the Company shall pay to the Agent, or cause the Agent to be paid, compensation as provided in this section within five (5) business days of the Company’s receipt of funds from the purchasers of the Common Shares.

3.1

Cash Compensation.  The Company shall pay to the Agent a cash compensation fee in U.S. dollars in an amount equal to five percent (5%) of the gross proceeds of the Offering received by the Company.

3.2

 Warrants.  The Agent also will receive Warrants to purchase additional restricted shares of common stock of the Company equal to five percent (5%) of the total number of Common Shares sold by the Company in the Offering.  The terms, conditions and exercise price of the warrants to be issued to the Agent shall be identical to the terms, conditions and exercise price of the Warrants issued by the Company in the Offering.  The Company hereby agrees to grant the Agents the same registration rights granted to Investors under the Registration Rights Declaration.

4.

Representations and Warranties of the Company.  The Company represents and warrants that:

4.1

The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Alaska with power and authority to own assets and to conduct its business as will be described in the Memorandum.   The Company does not have any subsidiaries.

4.2

The Company has an authorized and outstanding capitalization, including common shares, preferred stock, options, warrants and convertible securities, as set forth on Exhibit A.  The Memorandum will include a true, accurate and correct description of the Company’s Common Shares, preferred stock, options, warrants and convertible securities.  The Common Shares, when issued and delivered, shall be duly and validly issued, fully paid and non-assessable.

4.3

The Memorandum will not contain any untrue statement or material fact or omit to state any material fact required to be stated or necessary to make the statements in the Memorandum not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company in connection with the Memorandum by Agent directly or through or by counsel on Agent’s behalf. The financial statements and schedules included in the Memorandum will present fairly the cost of the assets, the liabilities, and the capital stock of the Company as of the dates of such statements and schedules, all in conformity with generally accepted accounting principles.

4.4

Neither the execution and delivery of this Agent Agreement, nor the consummation of the transactions contemplated in this Agent Agreement (in compliance with the terms and provisions of this Agent Agreement), shall conflict with, or result in a breach of, the Articles of Incorporation of the Company, Bylaws of the Company, or any other agreement or instrument to which the Company is a party or by which it is bound.

4.5

This Agent Agreement has been duly authorized, executed, and delivered on behalf of the Company, and is the valid, binding, and enforceable obligation of the Company, except to the extent that obligations concerning indemnification under this Agent Agreement may be limited by applicable securities laws or federal bankruptcy provisions.

4.6

No authorization, approval, or consent of any regulatory body or authority will be required for the valid authorization, issuance, sale, and delivery of the Securities, or, if so required, all authorizations, approvals, and consents will be obtained and will be in full force and effect as of the issuance date for the Securities.

4.7

The Company owns, possesses or has obtained, all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations (collectively, “Permits”) necessary to own or lease (as the case may be) its properties, and to conduct its businesses as currently conducted, except such Permits the failure of which to obtain would not have a material adverse effect on the business, properties, operations, financial condition or results of operations of the Company; the Company has not received any notice of proceedings relating to the revocation, modification or suspension of any Permits which would have a material adverse effect on the Company, or notice of any circumstance which would lead it to believe that such proceedings are reasonably likely.

The Company will obtain such Permits as are necessary for the future operations, prior to commencement of any such operations.

4.8

The business and operations of the Company to its knowledge have been conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations which would not, individually or in the aggregate, have a material adverse effect on the financial condition or business of the Company.

4.9

The issuance of the Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is bound.

4.10

The Company has complied and will comply fully with the requirements of all applicable corporate and securities laws in all matters relating to the Offering.

4.11

There are no legal or governmental actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened, to which the Company is or may be a party or of which property owned or leased by the Company is or may be the subject, or related to environmental, title, discrimination or other matters, which actions, suits, proceedings or investigations, individually or in the aggregate, could have a material adverse effect on the Company.

4.12

There are no judgments against the Company which are unsatisfied, nor is the Company subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

4.13

The Company is not in violation of its organizational or incorporating documents nor in violation of, or in default under, any lien, mortgage, lease, agreement or instrument, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the financial condition, properties or business of the Company.

4.14

Subject to the accuracy of the representations and warranties of the Agent contained in this Agent Agreement, and in the subscription agreements to be executed by investors in connection with the Offering, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the 1933 Act and from the registration or qualifications requirements of the state securities or “blue sky” laws and regulations of any applicable state or other applicable jurisdiction.

4.15

The Company’ shares of common stock are quoted for trading on the National Association of Securities Dealers over-the-counter electronic bulletin board (the “OTCBB”).

4.16

No order ceasing, halting or suspending trading in securities of the Company nor prohibiting the sale of such securities has been issued to and is outstanding against the Company or its directors, officers or promoters, and, to the best of the Company knowledge, no investigations or proceedings for such purposes are pending or threatened.

4.17

Neither the Company nor any subsidiary thereof will have taken any action which would be reasonably expected to result in the delisting or suspension of quotation of the Common Shares on or from the OTCBB and the Company will have complied, in all material respects, with any rules and regulations of eligibility on the OTCBB.

4.18

The Company is a "reporting issuer" under section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is not in default of any of the requirements of the 1934 Act.

4.19

As of their respective filing dates, each report, schedule, registration statement and proxy filed by the Company with the United States Securities and Exchange Commission (“SEC”) after June 30, 2003 (each, an “SEC Report” and collectively, the “SEC Reports”) (and if any SEC Report filed prior to the date of this Agreement  but after June 30, 2003 was amended or superseded by a filing prior to the date of this Agreement, then also on the date of filing of such amendment or superseding filing), (i) where required, were prepared in all material respects in accordance with the requirements of the 1933 Act, or the 1934 Act, as the case may be, and the rules and regulations promulgated under such Acts applicable to such SEC Reports, (ii) did not contain any untrue statements of a material fact and did not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) are all the forms, reports and documents required to be filed by the Company with the SEC since June 30, 2003.  Each set of audited consolidated financial statements and unaudited interim financial statements of the Company (including any notes thereto) for the fiscal years ended December 31, 2003 and December 31, 2004 included in the SEC Reports (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and (ii) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which were not or are not expected to be material in amount.  To the Company’s knowledge, no events or other factual matters exist which would require the Company to file any amendments or modifications to any filed SEC Reports.

4.20

Each SEC Report containing financial statements that has been filed with or submitted to the SEC since June 30, 2003, was accompanied by the certifications required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); at the time of filing or submission of each such certification, to the best knowledge of the chief executive officer and chief financial officer, such certification was true and accurate and complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification.

4.21

There is no fact known to the Company which the Company has not publicly disclosed which materially adversely affects, or so far as the Company can reasonably foresee, will materially adversely affect, the assets, liabilities (contingent or otherwise), capital, affairs, business, prospects, operations or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under this Agreement.

4.22

Except as disclosed in the SEC Reports, the Company has filed all federal, state, local and foreign tax returns which, to the Company's knowledge, are required to be filed, or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for such assessments, fines and penalties which are currently being contested in good faith.

4.23

There are no liens for taxes on the assets of the Company except for taxes not yet due, and there are no audits of any of the tax returns of the Company which are known by the Company’ management to be pending; there are no claims which have been or may be asserted relating to any such tax returns which, if determined adversely, would result in the assertion by any governmental agency of any deficiency which would have a material adverse effect on the properties, business or assets of the Company.

4.24

The Company is not an "investment company" within the meaning of the Investment Company Act of 1940.

4.25

Neither the Company nor any of its affiliates, nor any person acting on its or their behalf (i) has made or will make any “directed selling efforts” (as such term is defined in Regulation S of the 1933 Act) in the United States, or (ii) has engaged in or will engage in any form of “general solicitation” or “general advertising” (as such terms are defined in Rule 502 (c) under Regulation D of the 1933 Act) in the United States with respect to offers or sales of the Securities.

4.26

The Company has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited, and will not for a period of six months after the Closing Date, offer, sell or solicit, any offer to buy any of its securities in a manner that would be integrated with the offer and sale of the Units and which would cause the exemption from registration set forth in Rule 506 of Regulation D or Rule 903 of Regulation S of the 1933 Act to become unavailable with respect to the offer and sale of the Securities.  “Closing Date” for the purposes of this Agent Agreement means the date on which the last closing of the Units are issued under the Offering.

4.27

The warranties and representations in this section are true and correct and will remain so as of the Closing Date.

5.

Representations and Warranties of the Agent.  The Agent represents and warrants that:

(a)

The Agent is a limited liability company formed under the laws of the State of Washington, validly existing and in good standing, with all requisite power and authority to enter into this Agent Agreement and to carry out its obligations hereunder.

(b)

This Agent Agreement has been duly authorized, executed and delivered by the Agent and is a valid and binding agreement enforceable in accordance with its terms.

(c)

The Agent is duly registered pursuant to the provisions of the 1934 Act, as a broker-dealer and is a member in good standing of the National Association of Securities Dealers, Inc. (“NASD”) and duly registered as a broker-dealer in those states in which the Agent is required to be so registered in order to carry out the Offering contemplated by the Memorandum.

(d)

The Agent will use its best efforts to conduct the Offering in compliance with the requirements of Regulation D and in this regard the Agent will have:

(i)

During the course of the Offering, and to the extent any representations are made concerning the Offering or matters set forth in the Memorandum, not made any untrue statement of a material fact and not omitted to state a material fact required to be stated or necessary to make any statement not misleading;

(ii)

Not offered, offered for sale, or sold the Units, except to the extent permitted by Regulation D, by means of:

(A)

Any advertisement, article, notice, or other communication mentioning the Units published in any newspaper, magazine or similar medium or broadcast over television or radio;

(B)

Any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or

(iii)

Prior to the sale of any of the Units, reasonably believed that each subscriber and his or her purchaser representative, if any, met the suitability and other investor standards set forth in the Memorandum and the Blue Sky Survey prepared by Company Counsel pursuant to Section 9.(c) of this Agent Agreement; the Agent will prepare and maintain memoranda and other appropriate records substantiating the foregoing;

(iv)

Only used sales materials other than the Memorandum which have been approved for use in this Offering by the Company;

(v)

During the course of the Offering provided each offeree with a copy of the Memorandum;

(vi)

Until the last closing date, promptly distributed any supplement or amendment to the Memorandum received from the Company to persons who previously received a copy of the Memorandum and who the Agent believes continue to be interested in the Company and included such supplement or amendment in all deliveries of the Memorandum made after receipt of any such supplement or amendment; and

(vii)

Not made any representations on behalf of the Company other than those contained in the Memorandum, nor have acted as an agent of the Company in any other capacity except as expressly set forth herein.

6.

Covenants of the Company.  The Company covenants that:

6.1

Amendments and Supplements. The Company shall not at any time make any amendment or supplement to the Memorandum without previously providing Agent with (a) a copy of such amendment or supplement, and (b) a reasonable opportunity to comment regarding the same.

6.2

Copies of Memorandum. The Company shall deliver to Agent, without charge, from time to time during the term of this Agent Agreement, as many copies of the Memorandum as Agent reasonably may request, and the Company consents to the use of the Memorandum as permitted by applicable state and federal securities laws.

6.3

Compliance with Laws. The Company shall use best efforts to comply with, and to continue to comply with, applicable state and federal securities and other laws so as to permit the continuation of the Offering.

6.4

Stop Order. The Company promptly shall notify Agent in the event of (a) the issuance by any federal or state securities commission or authority of any stop order suspending the effectiveness of the Memorandum, or (b) the institution or notice of the intended institution of any action or proceeding for that purpose. The Company shall make every reasonable effort to prevent the issuance of a stop order, and, if a stop order is issued at any time, to obtain the withdrawal of the order at the earliest possible time.

6.5

Outstanding Capitalization.  On the Closing Date, the Company will deliver to the Agent a certificate of its Chief Executive Officer setting forth the authorized and outstanding capitalization, including common shares, preferred stock, options, warrants and convertible securities, on the Closing Date after giving effect to the Closing.

6.6

Exclusivity.  Until the later of March 1, 2005, or 21 days after the completion of the Memorandum, the Company will not, and will cause its directors, officers, employees, agents and representatives not to, directly or indirectly, solicit or entertain offers from, or in any manner encourage, accept, or consider any proposal of, any other person relating to the acquisition of the Company, shares of its capital stock, securities convertible into or exchangeable for shares of its capital stock, or the Company’s assets or businesses, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, original issuance, or otherwise, except in the case that the Company is negotiating to acquire properties or interests from other parties, to the extent that the Company may offer capital stock as part of the acquisition.  The Company will immediately notify Agent regarding any contact between the Company, any of its directors, officers, employees, representatives or any other person regarding any offer, proposal, or inquiry during this exclusivity period.

The Company, however, may borrow funds from affiliated persons pursuant to loan documents granting the affiliates the right to convert the loan into a purchase of shares and warrants upon the same terms as will set forth in the Memorandum.

7.

Covenants of the Agent.  The Agent will use its best efforts to conduct the Offering in a manner intended to be in compliance with the offering procedures and the suitability standards set forth in the Memorandum and with the requirements of Regulation D of the 1933 Act, and the 1934 Act.  The Agent will:

(a)

During the course of the Offering, and to the extent any representations other than those set forth in the Memorandum are made, not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement made not misleading concerning the Offering, or any matters set forth in or contemplated by the Memorandum; and

(b)

Take all actions necessary to fulfill its duties under Rule 15c2-4 under the 1934 Act, which duties relate to transmission or maintenance of funds received from potential participants.

8.

Expenses of Offering.  The Company will pay all expenses incurred by it in the performance of its obligations to be set forth in the Memorandum, including but not limited to the fees and expenses of the Company’s counsel and accountants and the cost of qualifying the Offering, and the sale of the Units, in various states or obtaining an exemption from state registration requirements.  The Company will reimburse the Agent for actual expenses, including but not limited to accounting, legal and professional fees, incurred by the Agent in connection with the Offering, not to exceed one-half percent (0.5%) of the gross offering proceeds.

The provisions of this Section shall survive any termination of this Agent Agreement.

9.

Conditions to Agent’s Obligations.  The obligations of the Agent in this Agent Agreement shall be subject to the accuracy of and compliance with, as of the date hereof, and on each closing date for the sale of the Common Shares, the representations, covenants, and warranties contained in Sections 4 and 6 hereof, the performance by the Company of its obligations hereunder, and to the following further conditions:

(a)

The Agent shall have received on or before the commencement date for the Offering an opinion from Paine, Hamblen, Coffin, Brooke & Miller LLP, Spokane, Washington (the “Company Counsel”) satisfactory in form and substance to the Agent and its counsel, to the effect that:

(i)

Upon the commencement date of the Offering, the Company will be a company in good standing and validly existing under the laws of the State of Alaska, fully authorized to transact the business in which it is engaged, and authorized to enter into this Agent Agreement;

(ii)

The Common Shares, Warrants and Common Shares issuable upon exercise of the Warrants when issued and sold will be validly and legally issued and the offering of the Common Shares, Warrants and Common Shares will be as described in the Memorandum have been duly authorized by the Company;

(iii)

The Offering will not result in the breach of any of the terms or conditions of, or constitute a default under any loan commitment, agreement, or other instrument of which such counsel has knowledge and to which the Company is a party or violate any order of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Company or over the Company’s property;

(iv)

To the best knowledge of such Company Counsel, upon reasonable inquiry, there is not in existence, pending nor threatened any action, suit or proceeding to which the Company or any director thereof is a party, except as may be set forth in the Memorandum or any supplement thereto, before any court or governmental agency or body, which action, suit or proceeding might, if decided adversely, materially affect the subject matter of this Agent Agreement, the Offering or the financial condition, business or prospects of the Company;

(v)

The disclosures to be made in the Memorandum, together with the Company’s offer to each subscriber to provide access to additional information, are sufficient to satisfy the “information requirements” of Rule 502 of Regulation D assuming the receipt by each subscriber of a copy of the Memorandum;

(vi)

registration under the 1933 Act of the Securities is not required for the offer and sale thereof to the investors in accordance with the provisions of this Agreement

(vii)

In rendering the opinions to be set forth, the Company Counsel, as to factual matters, may rely upon certificates, statements, letters, representations or affidavits of the Company and its officers, any public records of the Company, certificates of public officials and letters of independent certified public accountants.

(b)

The Agent will receive on the commencement of the Offering, a certificate from the Company stating that the representations and warranties made in this Agent Agreement are true and correct, as if made on the commencement date of the Offering; the certificate further will state that the Company has complied with all agreements and covenants and that the Memorandum does not include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)

The Agent will receive on the commencement date of the Offering a survey prepared by Company Counsel and addressed to the Company and to the Agent relating to the securities laws of the jurisdictions in which the Company and the Agent have agreed to make offers to potential investors.  This survey shall be referred to as the “Blue Sky Survey.”  Company Counsel and the Agent shall agree upon the form and statements to be made in the Blue Sky Survey.

10.

Conditions to Company’s Obligations.  The obligations of the Company shall be subject to the accuracy as of the date hereof and on the commencement date of the Offering of the representations and warranties made by the Agent in Sections 5 and 7 of this Agent Agreement.

11.

Indemnification.

(a) The Company agrees that it shall indemnify and hold harmless, Agent, its members, directors, officers, employees, agents, affiliates and controlling persons within the meaning of Section 20 of the 1934 Act and Section 15 of the 1933 Act (any and all of whom are referred to as an "Indemnified Party"), from and against any and all losses, claims, damages, liabilities, or expenses, and all actions in respect thereof (including, but not limited to, all legal or other expenses reasonably incurred by an Indemnified Party in connection with the investigation, preparation, defense or settlement of any claim, action or proceeding, whether or not resulting in any liability), incurred by an Indemnified Party:  (i) arising out of, or in connection with, any actions taken or omitted to be taken by the Company, its affiliates, employees or agents, or any untrue statement or alleged untrue statement of a material fact contained in any of the financial or other information furnished to the Agent by or on behalf of the Company or the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (ii) with respect to, caused by, or otherwise arising out of any transaction contemplated by the Agreement or the Agent's performing the services contemplated hereunder; provided, however, the Company will not be liable under clause (ii) hereof to the extent, and only to the extent, that any loss, claim, damage, liability or expense is  finally judicially determined to have resulted primarily from the Agent's gross negligence or bad faith in performing such services.

(b)

The Agent will indemnify and hold harmless the Company, its stockholders, directors, officers, employers, agents, affiliates and controlling persons (any and all of whom are referred to as an "Indemnified Party") from and against any losses, claims, damages, or liabilities, joint or several, to which the Indemnified Party may become subject, under the 1933 Act, the 1934 Act, the various state securities acts or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, in any other offering documentation or state "blue sky" application prepared on behalf of the Company or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Memorandum, in any other offering documentation or in any state "blue sky" application prepared on behalf of the Company or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof.  The Agent also will reimburse the Indemnified Party for such legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action as to which the Agent is required to indemnify the Indemnified Party.  Notwithstanding the foregoing, in no event shall the Agent’s obligation to indemnify the Company exceed the net compensation actually received by the Agent under Section 3 of this Agent Agreement.

If the indemnification provided for herein is conclusively determined (by an entry of final judgment by a court of competent jurisdiction and the expiration of the time or denial of the right to appeal) to be unavailable or insufficient to hold any Indemnified Party harmless in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the Company with respect to Section 11(a) or the Agent with respect to Section 11 (b) of this Agreement shall contribute to the amounts paid or payable by such Indemnified Party in such proportion as is appropriate and equitable under all circumstances taking into account the relative benefits received by the Company on the one hand and the Agent on the other, from the transaction or proposed transaction under the Agent Agreement or, if allocation on that basis is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Agent on the other, but also the relative fault of the Company and the Agent; provided, however, in no event shall the aggregate contribution of the Agent and/or any Indemnified Party be in excess of net compensation actually received by the Agent and/or such Indemnified Party pursuant to this Agreement.

Neither the Company nor the Agent shall settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in which any Indemnified Party is or could be a party and as to which indemnification or contribution could have been sought by such Indemnified Party hereunder (whether or not such Indemnified Party is a party thereto), unless such consent or termination includes an express unconditional release of such Indemnified Party, reasonably satisfactory in form and substance to such Indemnified Party, from all losses, claims, damages, liabilities or expenses arising out of such action, claim, suit or proceeding.

The foregoing indemnification and contribution provisions are not in lieu of, but in addition to, any rights which any Indemnified Party may have at common law hereunder or otherwise, and shall remain in full force and effect following the expiration or termination of the Agent’s engagement and shall be binding on any successors or assigns of the Company and successors or assigns to all or substantially all of the Company’s business or assets.

The provisions of this Section shall survive any termination of this Agent Agreement.

12.

Notices.  Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by fax, three days after being mailed by first class mail, or one day after being sent by a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice, at the following address or fax number for such party (or at such other address or fax number as shall hereafter be specified by such party by like notice):

(a)

If to the Company, to:

Little Squaw Gold Mining Company

ATTN: Richard R. Walters, President

3412 South Lincoln Drive

Spokane, WA 99203-1650

With copy to:

Paine, Hamblen, Coffin, Brooke & Miller LLP

717 W. Sprague Ave., #1200

Spokane, WA   99201

Attn:  Lawrence R. Small, Esq.

(b)

If to the Agent, to:

Strata Partners, LLC

ATTN: Rhett A. Gustafson, President

219 Lake Street South, Suite C

Kirkland, WA 98033

With copy to:

Dorsey & Whitney LLP

1420 Fifth Avenue, Suite 3400

Seattle, WA  98101

Attn:  Kenneth Sam, Esq.

The provisions of this Section shall survive any termination of this Agent Agreement.

13.

Company to Control Transactions.  The prices, terms and conditions under which  the Company shall offer or sell any Units [shall be/has been] determined by the Company in its sole discretion.  The Company shall have the authority to control all discussions and negotiations regarding any proposed or actual offering or sale of Units.  Nothing in this Agent Agreement shall obligate the Company to actually offer or sell any Units or consummate any transaction.  The Company may terminate any negotiations or discussions at any time and reserves the right not to proceed with any offering or sale of Units; provided, however, that the

Company shall reimburse the Agent for actual expenses incurred by the Agent in connection with the Offering upon such termination without respect to the limitations set forth in Section 8.  The provisions of this Section shall survive any termination of this Agent Agreement.

14.

Confidentiality of Company Information. The Agent, and its officers, directors, employees and agents shall maintain in strict confidence and not copy, disclose or transfer to any other party (1) all confidential business and financial information   regarding the Company and its affiliates, including without limitation, projections, business plans, marketing plans, product development plans, pricing, costs, customer, vendor and supplier lists and identification, channels of distribution, and terms of identification of proposed or actual contracts and (2) all confidential technology of the Company. In furtherance of the foregoing, the Agent agrees that it shall not transfer, transmit, distribute, download or communicate, in any electronic, digitized or other form or media, any of the confidential technology of the Company. The foregoing is not intended to preclude the Agent from utilizing, subject to the terms and conditions of this Agent Agreement, the Memorandum and/or other documents prepared or approved by the Company for use in the Offering.

All communications regarding any possible transactions, requests for due diligence or other information, requests for facility tours, product demonstrations or management meetings, will be submitted or directed to the Company, and the Agent shall not contact any employees, customers, suppliers or contractors of the Company or its affiliates without express permission.  Nothing in this Agent Agreement shall constitute a grant of authority to the Agent or any representatives thereof to remove, examine or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined or copied. If the Offering is not consummated, or if at any time the Company so requests, the Agent and its representatives will return to the Company all copies of information regarding the Company in their possession.

The provisions of this Section shall survive any termination of this Agent Agreement.

15.

Press Releases and Announcements. The Company shall control all press releases or announcements to the public, the media or the industry regarding any offering, placement, transaction or business relationship involving the Company or its affiliates. Except for communication to Offerees in furtherance of this Agent Agreement and the provision of the Memorandum, the Agent will not disclose the fact that discussions or negotiations are taking place concerning a possible transaction involving the Company, or the status or terms and conditions thereof.

16.

Assignment Prohibited.  No assignment of this Agent Agreement shall be made without the prior written consent of the other party.

17.

Amendments.  Neither party may amend this Agent Agreement or rescind any of its existing provisions without the prior written consent of the other party.

18.

Governing Law.  This Agent Agreement has been made in the State of

Washington  and shall be construed, and the rights and liabilities determined, in accordance with the law of the State of Washington, without regard to the conflicts of laws rules of such jurisdiction.

19.

Waiver.  Neither Agent’s nor the Company’s failure to insist at any time upon strict compliance with this Agent Agreement or any of its terms nor any continued course of such conduct on their party shall constitute or be considered a waiver by Agent or the Company of any of their respective rights or privileges under this Agent Agreement.

20.

Severability.  If any provision herein is or should become inconsistent with any  present or future law, rule or regulation of any sovereign government or regulatory body having jurisdiction over the subject matter of this Agent Agreement, such provision shall be deemed to be rescinded or modified in accordance with such law, rule or regulation.  In all other respects, this Agent Agreement shall continue to remain in full force and effect.

21.

Counterparts.  This Agent Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and will become effective and binding upon the parties at such time as all of the signatories hereto have signed a counterpart of this Agent Agreement.  All counterparts so executed shall constitute one Agent Agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.  Each of the parties hereto shall sign a sufficient number of counterparts so that each party will receive a fully executed original of this Agent Agreement.

22.

Entire Agreement.  This Agent Agreement and all other agreements and documents referred herein constitutes the entire agreement between the Company and the Agent.  No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party hereto to any other party concerning the subject matter hereof.  All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties concerning the subject matter hereof are merged herein.

23.

Arbitration.  The parties agree that this Agent Agreement and all controversies that may  arise between the Agent and the Company, whether occurring prior, on or subsequent to the date of this Agent Agreement, will be determined by arbitration in accordance with the rules and procedures of the NASD. The parties understand that:

(a)

Arbitration is final and binding on the parties.

(b)

The parties are waiving their right to seek remedies in court, including the   right to a jury trial.

(c)

Pre-arbitration discovery is generally more limited than and different from  court proceedings.

(d)

The arbitrators’ award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification or rulings by the arbitrators is strictly limited.

(e)

The panel of arbitrators will typically include a minority of arbitrators who  were or are affiliated with the securities industry.

The parties agree that any arbitration under this Agent Agreement will be held at the facilities of and before an Arbitration Panel appointed by the NASD.  The award of the arbitrators, will be final, and judgments upon the award may be entered in any court, state or federal, having jurisdiction.  The parties hereby submit themselves to the jurisdiction of any state or federal court for the purpose of entering such judgment.

Any forbearance to enforce an agreement to arbitrate will not constitute a waiver of any rights under this Agent Agreement except to the extent stated herein.

THIS AGREEMENT IS GOVERNED BY AN ARBITRATION CLAUSE CONTAINED IN SECTION 23 OF THIS AGENT AGREEMENT.

STRATA PARTNERS, LLC (the “Agent”)

By:  /s/ Rhett A. Gustafson (3/1/05)

Rhett A. Gustafson

Its:

President

LITTLE SQUAW GOLD MINING COMPANY

By:  /s/ Richard R. Walters

Richard R. Walters

Its:

President

Exhibit A

Term Sheet

Private Placement Proposal

for

Little Squaw Gold Mining Company

Strata Partners, LLC

Little Squaw Gold Mining Company

SALE OF UP TO 9,166,666 SHARES OF COMMON STOCK

TERM SHEET

Strata Partners, LLC as Placement Agent

Little Squaw Gold Mining Company

Private Placement

Term Sheet

This term sheet summarizes the principal terms with respect to a potential private placement of Units of Little Squaw Gold Mining Company, 3412 S. Lincoln Drive, Spokane, WA 99203-1650 (“Little Squaw”, or the “Company”),  by Strata Partners, LLC, 219 Lake Street South, Suite C, Kirkland, Washington 98033, (the “Agent”). This term sheet constitutes a legally binding obligation.

Issuer:

Little Squaw Gold Mining Company, 3412 S. Lincoln Drive, Spokane, WA 99203-1650 (“Little Squaw”, or the “Company”)

Offering:

Private Placement of Units on a best efforts basis representing Little Squaw treasury common shares and warrants to acquire Little Squaw common shares (the “Offering”).

Amount:

Up to US $2,750,000.00

Offering Price:

US $.30 per Unit.

Number of Units:

9,166,666 Units.

Units:

Each Unit consists of 1 common share of Little Squaw (“Common Shares”) and 1 warrant (“Warrant”) which entitles the holder to acquire one Common Share of Little Squaw at US $.45 for the period of one year from the date of issue, at US $.55 for the period of the second year from the date of issue, and at US $.75 for the period of the third year from the date of issue.  If the Company does not complete an initial public offering on a Canadian exchange as defined by Canadian exchange, within one year from the date of issue, each holder of the Warrants is entitled to acquire one Common Share of Little Squaw at US $.38 for the period of four months following the one- year anniversary of the issue date, after which the Warrants will expire.

Shares Outstanding:

Little Squaw Common:

15,634,000 (Common)

Little Squaw Warrants:

1,040,000 (exercisable at US $.45; expiration will be extended to 12/31/05)

Little Squaw Options:

320,000 (exercisable at US $.   )

Fully diluted:

17,024,000 shares

Recent Share Price:

(OTC Bulletin Board: LITS) US $.40- US $.50

Current Market

   Capitalization:

US $6.4 million

Use of Proceeds:

To fund a summer, 2005 geophysical exploration program which will include some drilling, to initiate the preliminary accounting and legal work related to a Canadian initial public offering, and for general corporate general and administrative expenses (as outlined in the Offering memorandum).

Hold Period:

One year from the issue date.

Closing date:

On or before March 1, 2005, or at a date to be mutually agreeable between the Company and the investors.  Closing will be subject to negotiation of definitive legal documents and completion of legal and financial due diligence by the investor(s).

Agent:

Strata Partners, LLC, 219 Lake Street South, Suite C, Kirkland, Washington, 98033.

Compensation:

The placement fee shall consist of (A) cash in US dollars in an amount equal to 5% of the gross proceeds of the Offering, with the exception of any investment by Royal Gold, Inc. or any of its affiliates, for which Company will pay Agent 1.75% of gross proceeds.  The placement fee shall also consist of (B) Broker’s Warrants to purchase Little Squaw Common shares in an amount equal to 5% of the total Offering proceeds.  The Broker’s Warrants shall have identical terms to the warrants issued in the Little Squaw Unit Offering.

Expenses:

The Company shall reimburse Agent for actual expenses, not to exceed .5% of offering proceeds.

Placement

Agreement:

Company counsel shall draft an agreement outlining the terms and conditions for the Offering, and the agreement between Little Squaw and Agent.  Any changes to this term sheet must be approved by Agent.

Exclusivity:

Until March 1, 2005, the Company will not, and will cause its directors, officers, employees, agents, and representatives not to, directly or indirectly, solicit or entertain offers from, or in any manner encourage, accept, or consider any proposal of, any other person relating to the acquisition of the Company, shares of its capital stock, securities convertible into or exchangeable for shares of its capital stock, or the Company’s assets or businesses, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, original issuance, or otherwise, except in the case that the Company is negotiating to acquire properties or interests from other parties, to the extent that the Company may offer capital stock as part of the acquisition.  The Company will immediately notify Agent regarding any contact between the Company, any of its directors, Officers, employees, representatives or any other person regarding any offer, proposal, or inquiry during this exclusivity period.

The Company, however, may borrow funds from affiliated persons pursuant to loan documents granting the affiliates the right to convert the loan into a purchase of shares and warrants upon the same terms as set forth in this Proposal.

Arbitration:

Little Squaw and the Agent shall submit to mandatory arbitration to resolve any legal disputes.

Advice of Counsel:

EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

Counterparts:

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.  Such facsimile copies shall constitute enforceable original documents.

Applicable Law:

This term sheet will be governed by and construed under the laws of the State of Washington.

Regulatory Approval:

All terms contained herein are subject to regulatory approvals where necessary.

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be duly executed and delivered this _14th_ day of January, 2005.

Little Squaw Gold Mining Company

_/s/ Richard R. Walters___________

Richard R. Walters, President & Director

Strata Partners, LLC

_/s/ Rhett A. Gustafson___________

Rhett A. Gustafson, President

Exhibit B

Capitalization Table

As of March 1, 2005 there are Fifteen Million Four Hundred Fourteen Thousand One Hundred Seventeen (15,414,117) shares of common stock outstanding, and no shares of preferred stock have been issued. Additionally, there are outstanding: 1) Purchase warrants for One Million Thirty Six Thousand Three Hundred Eighty Nine (1,036,389) common shares exercisable at Forty Five cents ($0.45) on or before September 19, 2005, 2) Options for 20,000 common shares exercisable at Twenty Nine cents ($0.29) on or before March 3, 2014, and 3) Options for 300,000 shares exercisable at Twenty Two cents ($0.22) on or before December 31, 2014.  On a fully diluted basis, the common shares outstanding are Sixteen Million Eight Hundred Thousand Five Hundred and Six (16,800,506). If all warrants and stock options were to be exercised, the Company would net, less of broker’s commissions, $491,537.

Exhibit C

Registration Rights Declaration

This Registration Rights Declaration is made in connection with the private placement transaction of 9,166,666 units of the Company to investors pursuant to the terms of that certain Placement Agent Agreement (“Agent Agreement”) and is entered into on the _25th_____ day of February, 2005, by and between LITTLE SQUAW GOLD MINING COMPANY, an Alaska corporation (the “Company”) and STRATA PARTNERS, LLC, a Washington limited liability company (the "Agent").  Capitalized terms not defined herein shall have the definitions set forth in the Agent Agreement.

1.

Registration Rights

a.

If the Company shall receive, at any time after the first anniversary of the Closing Date (as herein defined), a written request(s) (“Registration Notice”) from Investors who, in the aggregate, hold not less than sixty-seven percent (67%) of the Common Shares sold in the Offering, the Company will prepare and file with the Securities and Exchange Commission (the “SEC”) within ninety (90) calendar days after the delivery to the Company of the last Registration Notice(s) meeting the 67% (sixty-seven percent) requirement, a registration statement (on Form S-3, SB-1, SB-2, S-1, or other appropriate registration statement form reasonably acceptable to the Investor) under the 1933 Act (the “Registration Statement”) to be declared or allowed to become effective within two hundred ten (210) calendar days after the delivery of the last Registration Notice, at the sole expense of the Company (except as specifically provided in Section 1c hereof), in respect of the Investors, so as to permit a public offering and resale of the Common Shares and Common Shares acquirable upon exercise of the Warrants (collectively, the “Registrable Securities”) in the United States under the 1933 Act by the Investor as a selling stockholder and not as an underwriter.  The Company shall use its best efforts to cause such Registration Statement to become effective within five (5) calendar days of the SEC clearance to request acceleration of effectiveness.  The Company will notify the Investor of the effectiveness of the Registration Statement (the “Effective Date”) within three (3) Trading Days (days in which the OTCBB is open for quotation) (each, a “Trading Day”).  No Registration Notice shall be delivered prior to one year after the Closing Date.

The "Closing Date" shall be defined as the date upon which the Company accepts a subscription agreement from an investor for the purchase of the final Units available for sale in the Offering or the date upon which the Company terminates the Offering, if such termination occurs before the last Units are sold.

b.

The Company will maintain the Registration Statement or post-effective amendment(s) effective under the 1933 Act until the earlier of the date (i) all of the Registrable Securities have been sold pursuant to such Registration Statement, (ii) the Investor  receives an opinion of counsel to the Company, which opinion and counsel shall be reasonably acceptable to the Investor, that the Registrable Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iii) all Registrable Securities, (or all Common Shares and Warrants, in the case of Warrants not then exercised) have been otherwise transferred to persons who may trade the Registrable Securities without restriction under the 1933 Act, and the Company has delivered a new certificate or other evidence of ownership for such Registrable Securities not bearing a restrictive legend, (iv) all Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the 1933 Act in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, (v) the Company obtains the written consent of the Investor, or (vi) two (2) years from the Effective Date (the “Effectiveness Period”).

c.

All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of the Registration Statement and in complying with applicable securities and “blue sky” laws (including, without limitation, all attorneys' fees of the Company, registration, qualification, notification and filing fees, printing expenses, escrow fees, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration) shall be borne by the Company.  The Investor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel.   The Investor and its counsel shall have a reasonable period, not to exceed five (5) Trading Days, to review the proposed Registration Statement or any amendment thereto, prior to filing with the SEC.  The Company shall qualify any of the Registrable Securities for sale in such states as the Investor reasonably designates.  However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers, or which will require the Company to qualify to do business in such state or require the Company to file therein any general consent to service of process.  The Company at its expense will supply the Investor with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by the Investor.

d.

Prior to the effectiveness of the Registration Statement filed pursuant to Section 1(a) of this Registration Rights Declaration, the rights to cause the Company to register Registrable Securities granted to the Investor by the Company under this Registration Rights Declaration may be assigned in full by an Investor in connection with a transfer by such Investor of not less than 500,000 Common Shares or not less than 125,000 Warrants, in either case in a single transaction to a single transferee purchasing as principal, provided, however, that (i) such transfer is otherwise effected in accordance with applicable securities laws; (ii) such Investor gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement, and such transfer is otherwise in compliance with this Agreement.

e.

If at any time or from time to time after the Effective Date, the Company notifies the Investor in writing of the existence of a Potential Material Event (as defined in Section 1(f) below), the Investor shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until the Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event (the "blackout period").  If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then the Company’s obligation to file such Registration Statement shall be delayed without penalty for not more than thirty (30) calendar days.  The Company must, if lawful, give the Investor notice in writing at least two (2) Trading Days prior to the first day of the blackout period.

f.

“Potential Material Event” means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the applicable Registration Statement would be materially misleading absent the inclusion of such information; provided that, (i) the Company shall not use such right with respect to the Registration Statement for more than an aggregate of 90 days in any 12-month period; and (ii) the number of days the Company is required to keep the Registration Statement effective shall be extended by the number of days for which the Corporation shall have used such right..

g.

The Investor will cooperate with the Company in all respects in connection with this  Declaration, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Investor and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing its obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering.  Any delay or delays caused by the Investor, or by any other purchaser of securities of the Company having registration rights similar to those contained herein, by failure to cooperate as required hereunder shall not constitute a breach or default of the Company under this Declaration.

h.

Whenever the Company is required by any of the provisions of this Declaration to effect the registration of any of the Registrable Securities under the 1933 Act, the Company shall (except as otherwise provided in this Declaration), as expeditiously as possible, subject to the  assistance and cooperation as reasonably required of the Investor with respect to each Registration Statement:

(i)

(A)  prior to the filing with the SEC of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Investor, in accordance with Section 1.c. of this Declaration,  and reflect in such documents all such comments as the Investor (and its counsel),  reasonably may propose respecting the Selling Shareholders and Plan of Distribution sections (or equivalents) and (B) furnish to the Investor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the 1933 Act, and such other documents, as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Investor;

(ii)

register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investor shall reasonably request (subject to the limitations set forth in Section 1(c) above), and do any and all other acts and things which may be necessary or advisable to enable the Investor to consummate the public sale or other disposition in such jurisdiction of the securities owned by the Investor;

(iii)

cause the Registrable Securities to be quoted or listed on each service on which the Common Shares of the Company is then quoted or listed;

(iv)

notify the Investor, at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of  the circumstances then existing, and the Company shall prepare and file a curative amendment as promptly as commercially reasonable;

(v)

as promptly as practicable after becoming aware of such event, notify the Investor, (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension; and

(vi)

provide a transfer agent and registrar for all securities registered pursuant to the Registration Statement and a CUSIP number for all such securities.

i.

With respect to any sale of Registrable Securities pursuant to a Registration Statement filed pursuant to this Registration Rights Declaration, the Investor hereby covenants with the Company (i) not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and (ii) to notify the Company promptly upon disposition of all of the Registrable Securities.

j.

In addition to the registration rights set forth in Section 1.a., the Investors shall also have certain “piggy-back” registration rights as follows:

(i)

If at any time after the issuance of the Registrable Securities, the Company shall file with the SEC a registration statement under the 1933 Act registering any shares of equity securities, the Company shall give written notice to each Investor prior to such filing.

(ii)

Within twenty (20) calendar days after such notice from the Company, each Investor shall give written notice to the Company whether or not such Investor desires to have all of such Investor’s Registrable Securities included in the registration statement.  If any Investor fails to give such notice within such period, such Investor shall not have the right to have Investor’s Registrable Securities registered pursuant to such registration statement.  If any Investor gives such notice, then the Company shall include such Investor’s Registrable Securities in the registration statement, at Company’s sole cost and expense, subject to the remaining terms of this Section j.

(iii)

If the registration statement relates to an underwritten offering, and the underwriter shall determine in writing that the total number of shares of equity securities to be included in the offering, including the Registrable Securities, shall exceed the amount which the underwriter deems to be appropriate for the offering, the number of shares of the Registrable Securities shall be reduced in the same proportion as the remainder of the shares in the offering and such participating Investor’s Registrable

Securities included in such registration statement will be reduced proportionately.  For this purpose, if other securities in the registration statement are derivative securities, their underlying shares shall be included in the computation.  Each participating Investor shall enter into such agreements as may be reasonably required by the underwriters and each Investor shall pay the underwriters commissions relating to the sale of their respective Registrable Securities.

(iv)

The Investors shall have an unlimited number of opportunities to have the Registrable Securities registered under this Section 1(k) provided that the Company shall not be required to register any Registrable Security or keep any Registration Statement effective beyond such period required under Section 1(b) of this Agreement.

(v)

The Investor shall furnish in writing to the Company such information as the Company shall reasonably require in connection with a registration statement.

Section 2.

Liquidated Damages and Specific Performance

a.

The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of Section 1 of this Registration Rights Declaration and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in such Section 1 may be specifically enforced.  In the event that the Registration Statement is not declared effective by the SEC within two hundred ten (210) calendar days from the commencement of the registration period as provided in Section 1.a. above, (a “Registration Default”), then the Company will pay Investor in cash, as liquidated damages for such failure and not as a penalty one percent (1%) of the aggregate price paid by the Investor for the Units in the Offering, and for each month thereafter until such Registration Statement, in the event of late effectiveness, has been declared effective.  Such payment of the liquidated damages shall be made to the Investors in cash, within five (5) calendar days of demand, provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Registration Rights Declaration.  Notwithstanding anything to the contrary contained herein, a failure to maintain the effectiveness of a filed Registration Statement or the ability of an Investor to use an otherwise effective Registration Statement to effect resales of Securities during the period after forty-five (45) days and within ninety (90) days from the end of the Company’s fiscal year resulting solely from the need to update the Company’s financial statements contained or incorporated by reference in such Registration Statement shall not constitute a Registration Default and shall not trigger the accrual of liquidated damages hereunder.

b.

If the Company does not remit the payment to the Investors as set forth above, the Company will pay the Investors reasonable costs of collection, including attorneys’ fees, in addition to the liquidated damages.  The registration of the Registrable Securities pursuant to this provision shall not affect or limit the Investors’ other rights or remedies as set forth in this Agreement.

Section 3.  Indemnification

a.

The Company will indemnify each Investor, each of its officers and directors and partners, and each person controlling such Investor within the meaning of Section 15 of the 1933 Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the 1933 Act, the 1934 Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, and the Company will reimburse each such Investor, each of its officers and directors, and each person controlling such Investor, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Investor or controlling person, and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus is filed with the Commission pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Investor, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

b.

Each Investor will, if Registrable Securities held by such Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, other holders of the Company’s securities covered by such registration statement, each person who controls the Company within the meaning of Section 15 of the 1933 Act, and each other such Investor, each of its officers and directors and each person controlling such Investor within the meaning of Section 15 of the 1933 Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances they were made, not misleading, or any violation by the Investor of the 1933 Act, the 1934 Act, state securities laws or any rule or regulation promulgated under such laws applicable to the Investor in connection with any such registration, and such Investor will reimburse the Company, such other Investors, and the directors, officers, persons, underwriters or control persons of the Company or such other Investors for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, but in the case of the Company or the other Investors or their officers, directors or controlling persons, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Investor in writing; provided, however, that the total amounts payable in indemnity by a Investor under this Section 3 shall not exceed the net proceeds received by such Investor in the registered offering out of which such claim, loss, damage or liability arises.

c.

Each party entitled to indemnification under this Section 3 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action, and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.  No Indemnifying Party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation.  No Indemnified Party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an Indemnifying Party without the consent of such Indemnifying Party.

d.

If the indemnification provided for in this Section 3 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

e.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering of the Company’s Common Stock are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control, except that no such provisions shall affect the Company’s obligations to indemnify Investors pursuant to Section 0.

f.

The obligations of the Company and Investors under this Section 3 shall survive the completion of any offering of Registrable Securities in a registration statement under this Registration Rights Declaration and otherwise, unless such obligations are superseded by an underwriting agreement in connection with the underwritten public offering of the Company’s Common Stock